Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Thomas Group announces Barbara D. Stinnett as

EVP & CCO, Worldwide Customer Operations

IRVING, TEXAS — July 12, 2010—Thomas Group, Inc. (NasdaqCM:TGIS), a global change management consulting firm, announced today that Barbara D. Stinnett is joining Thomas Group as Executive Vice President and Chief Customer Officer of Worldwide Customer Operations.

Michael E. McGrath, Executive Chairman, President and Chief Executive Officer said, “As we continually focus on assisting our clients achieve superior operational and financial performance, we are fortunate to have Barb join us in this new role.  She’s held multiple executive operational roles where she’s led companies through turnarounds and change management, and her extensive operational experience will help us address our clients’ needs and opportunities. I have had the opportunity to work with her on the turnaround at i2 Technologies where she helped lead the growth and profitability of the company, while at the same time, increased customer satisfaction by calling upon her strength to address customers’ challenges.  She’s one of the strongest customer-centric leaders I have ever known, and will be an important addition to our leadership team at Thomas Group.”

Ms. Stinnett joins Thomas Group with over 30 years of successful experience leading, creating and growing profitable businesses.  Most recently she was President of SumTotal Systems, Inc. Previously she was Chief Customer Officer and Executive Vice President at Silicon Graphics, Inc.  and at i2 Technologies, Inc., and held prior roles as Worldwide Vice President and General Manager at Sybase, Inc. and at Hewlett Packard Company.  She has served on boards of both public and private global companies.

In talking about her new leadership role at Thomas Group, Ms. Stinnett said, “Being in operational roles and leading companies through change and reinvention most of my career, I have a sincere appreciation and understanding for the critical services that Thomas Group offers its clients. It brings innovative ideas, seasoned change management executives, and key business processes to those it serves globally.  The company’s people set it apart from others as they are operationally strong and have a diverse mix of skills that help clients to be more successful quickly. In addition, working for Michael McGrath previously in the intense turnaround at i2 Technologies, gives me the confidence that we will continue to bring value to the market. I’m excited to be part of the company’s growth and look forward to applying my leadership and operational experiences in a new way that brings success to both our clients and Thomas Group”.

About Thomas Group

Thomas Group, Inc. (NasdaqCM:TGIS) is an international, publicly-traded professional services firm specializing in operational improvements and organizational change management. Thomas Group's unique brand of process improvement and performance management services enable businesses to enhance operations, improve productivity and quality, reduce costs, generate cash and drive higher profitability. Known for Breakthrough Process Performance, Thomas Group creates and implements customized improvement strategies for sustained performance improvements in all facets of the business enterprise. Thomas Group has offices in Dallas and Washington, D.C. For more information, please visit www.thomasgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act:

Any statements in this release that are not strictly historical statements, including statements about our beliefs and expectations, are “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements, including general economic and business conditions that may impact clients and the Company’s revenues, timing and awarding of customer contracts, revenue recognition, competition and cost factors as well as other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2009.  These forward-looking statements may be identified by words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “could,” “should,” “may,” “would,” “continue,” “forecast,” and other similar expressions. These forward-looking statements speak only as of the date of this release. Except as required by law, the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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For more information, contact

Michael McGrath

Thomas Group, Inc.

mmcgrath@thomasgroup.com

972.869.3400

http://www.thomasgroup.com